                                                                   EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 27, 2004 included in the Annual Report on Form 10-K of Universal Forest Products, Inc. and subsidiaries for the year ended December 27, 2003, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.



/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Grand Rapids, Michigan
July 23, 2004